Exhibit 99.1
For immediate release
Zonagen to Present Corporate Overview at the New York Society of Security Analysts’ 2005 Specialty
Pharma & Biotech Conference
     THE WOODLANDS, Texas—(BUSINESS WIRE)—Dec. 8, 2005—Zonagen, Inc. (NASDAQ:ZONA) announced today that the Company’s President and CEO, Joseph Podolski will present a corporate overview on Thursday, December 15, 2005 at 10:40 a.m. Eastern Time (7:40 a.m. Pacific Time) during the New York Society of Security Analysts’ 2005 Specialty Pharma & Biotech conference. The conference will be held at the Harvard Club in New York City.
     An archived webcast will be available for 90 days following the presentation. To access the presentation please log onto Zonagen’s website at http://www.zonagen.com and click on the “Presentations” tab.
     About Zonagen, Inc. (www.Zonagen.com)
     Zonagen is a clinical stage biopharmaceutical company engaged in the development of new drugs to treat hormonal and reproductive system disorders.
Forward-Looking Statement
     Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including Zonagen’s ability to have success in the clinical development of its technologies, Zonagen’s ability to have success in meeting governmental regulations and the costs and time required to meet such regulatory requirements, manufacturing uncertainties related to Proellex™, the need for additional funding in order to complete clinical trials for Zonagen’s product candidates, including Androxal™ and Proellex™, our reliance on independent contractors for development and manufacturing needs, uncertainty relating to Zonagen’s patent portfolio and such other risks identified in Zonagen’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (SEC) and other SEC filings. These documents are available on request from Zonagen or at www.sec.gov. Zonagen disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Zonagen, Inc., The Woodlands
Joseph Podolski, 281-719-3447
or
Atkins + Associates
Rebecca Wong, 858-527-3495

SOURCE:	Zonagen, Inc.